Exhibit 4.6

                          IR BIOSCIENCES HOLDINGS, INC.

                        2003 STOCK OPTION, DEFERRED STOCK
                            AND RESTRICTED STOCK PLAN

                        RESTRICTED STOCK AWARD AGREEMENT
                                   (EMPLOYEE)

Participant Name:___________________

      This AGREEMENT dated as of the ____day _____________ 200__ between IR BioSciences Holdings, Inc, a Delaware corporation (the "Company") and ________________ (the "Participant").

                                    RECITALS

      WHEREAS, the Company has established the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") effective as of June 26, 2003 and

      WHEREAS, pursuant to the provisions of said Plan, the Administrator has granted to the Participant by action duly taken on_______________, (the "Award Date") a restricted stock award (the "Restricted Stock Award") based upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of services rendered and to be rendered by the Participant and the mutual promises made herein, the mutual benefits to be derived therefrom and other good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

      1. Grant. Subject to the terms of this Agreement, the Company grants to the Participant the following:

                           Restricted Stock Award:

                           __________ shares of Common Stock of the Company (the "Restricted Stock")

                           Price (optional): $_____________ per share

                           Release of Company's Repurchase Option Schedule:

         Number of Shares                           Expiration Date of Company's
                                                        Repurchase Option

      2. Restricted Stock.

            (a) Restriction. Subject to the provisions of the Plan, Participant is not permitted to sell, transfer, pledge or assign the shares of Restricted Stock during the Restricted Period.

            (b) Certificates and Legend. Participant shall be issued a stock certificate in respect of such shares of Restricted Stock; and such certificate shall be registered in the name of Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, substantially in the following form:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the IR BioSciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Company"

            The stock certificates evidencing such shares shall be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award, a form of which is attached here to as Exhibit A.

            (c) Voting Rights. Except as provided herein, Participant shall have all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period.

      3. Repurchase Option

            (a) In the event of any voluntary or involuntary termination of the Participant's employment by the Company or Participant, as applicable, for any or no reason, including death or disability (a "Termination") before all of the shares of Restricted Stock are released from the Company's repurchase option (see Section 4 below), the Company shall, upon the date of a Termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Repurchase Option") for a period of ninety (90) days from such date to repurchase all (but not less than all) of the shares of Restricted Stock that shall constitute the Unreleased Shares (defined herein as any of the shares of Restricted Stock that have not yet been released from the Repurchase Option) at such time, at the price paid by the Participant at the time of issuance (the "Repurchase Price");

            (b) The Repurchase Option shall be exercised by the Company by written notice to the Participant and, at the Company's option, (i) by delivery to the Participant with such notice of a check in the amount of the purchase price for the shares of Restricted Stock being repurchased, (ii) by cancellation by the Company of an amount of the Participant's indebtedness to the Company equal to the purchase price for the shares of Restricted Stock being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Purchase Price.

Upon delivery of such notice and the payment of the purchase price of any of the ways described above, the Company shall become the legal and beneficial owner of the shares of Restricted Stock being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of shares of Restricted Stock being repurchased by the Company.

            (c) Whenever the Company shall have the right to repurchase shares of Restricted Stock hereunder, the Company may designate and assign one or more employees, officers, directors, or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such shares of Restricted Stock. If the fair market value of the shares of Restricted Stock to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such shares of Restricted Stock, then each such designee or assignee shall pay the Company cash equal the difference between the Repurchase FMV and the aggregate Repurchase Price of such shares of Restricted Stock.

      4. Release of Shares From Repurchase Option

            (a) Shares of Restricted Stock shall be released from Company's Repurchase Option according to the schedule set forth in Section 1 above; provided in each case that the Participant has not ceased to be an employee of the Company prior to the date of any such release, but in which case the Participant shall get vesting credit for the number of days in the final month that the Employee is either an employee or director of or a consultant to the Company.

            (b) Notwithstanding anything set forth in Section 4(a) above, in the event, within twelve (12) months after a Change in Control, the Participant's employment terminates other than (i) for Cause, (ii) voluntary termination by the Participant, or (iii) death or disability of the Participant, fifty percent (50%) of the Unreleased Shares shall be released from the Company's Repurchase Option upon the date of such termination.

            For the purposes of the foregoing, a "Change in Control" shall have the meaning set forth in Section 9(b) of the Plan. For purposes of this Agreement, "Cause" shall mean (i) an act of dishonesty in connection with the Participant's responsibilities as an employee of the Company; (ii) the Participant's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude, (iii) the Participant's misconduct which has an adverse effect on the Company, or (iv) the Participant's failure to perform his or her employment duties.

            5. Governing Plan. This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the st 12 ame may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect Participant's rights under this Agreement and the Plan except as may be required by applicable law. Participant expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. Participant also hereby expressly acknowledges, represents and agrees as follows:

            (a) Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he/she is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement subject to all the terms and provisions of said Plan.

            (b) Agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan.

            (c) Acknowledges that he/she is familiar with Sections of the Plan regarding the issuance of the Restricted Stock.

      6. Representations and Warranties. As a condition to the issuance of any portion of shares of Restricted Stock the Company may require Participant receiving such shares to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. Participant hereby represents to the Company that the shares issuable pursuant to this Agreement are being acquired only for investment and without any present intention to sell or distribute such securities.

      7. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon Participant (if an employee) any right to continued employment with the Company, any Parent or Subsidiary, or to restrict in any way the right of the Company, a Subsidiary or Parent to terminate his/her employment. Participant acknowledges that in the absence of an express written employment agreement to the contrary, Participant's employment with the Company may be terminated by the Company at any time, with or without cause.

      8. Execution and Delivery. Participant acknowledges that Participant shall have no rights with respect to any Award granted by the Company unless and until Participant executes an Award Agreement and delivers it to the Company within sixty days of such award (or such other period as the Participant may specify after the Award Date).

      9. Withholding of Taxes. Participant authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the grant of Restricted Stock Award.

      10. Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

      11. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Participant.

      12. Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses end fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

      13. Necessary Acts. The Participant agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

      14. Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

      15. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. By Participant's execution of this Agreement, Participant agrees to the terms and conditions hereof and of the Plan.

IR BIOSCIENCES HOLDINGS, INC.                        PARTICIPANT

By:      -----------------------------               ---------------------------
         Name:                                       (Signature)
         Title:
                                                     ---------------------------
                                                     (Print Name)

                                                     ---------------------------
                                                     (Address)
                                                     ---------------------------
                                                     (City, State, Zip Code)
                                                     ---------------------------
                                                     (Social Security)

      By his or her signature below, the spouse of the Participant, of such Participant be legally married as of the date of his execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document.


                                             -----------------------------------
                                             Spouse
                                             Dated:
                                                   -----------------------------

                  By his or her signature below the Participant represents that he or she is not legally married as of the date of execution of this Agreement.


                                             -----------------------------------
                                             Participant

                                             Dated:
                                                   -----------------------------


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

                                    EXHIBIT A


                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer unto:

      PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

__________________________________________) Shares of the ______________________

Stock of the _______________________________________________________ Corporation

standing in ___________________________ name(s) on the books of said Corporation represented by certificate(s) No. ______________________________________________

herewith and do hereby irrevocably constitute and appoint ______________________

_______________________________________________________________________ attorney to transfer the said stock on the books of the within named Corporation with full power of substitute.

Dated _______________________________          _________________________________

                                               _________________________________


THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE.